EXHIBIT 10.16

                                 EXHIBIT 10.16

                             AMENDED AND RESTATED
                        AGREEMENT OF PURCHASE AND SALE

      This Amended and Restated Agreement of Purchase and Sale (the "AGREEMENT"), is made and entered into effective as of September 6, 1996, by and between TEXOIL, INC., a Nevada corporation (the "SELLER"), and ________________, an individual (the "PURCHASER"), and sets forth the terms and conditions of the sale and purchase of a $_______ Replacement 12% Convertible Promissory Note, substantially in the form attached hereto as EXHIBIT A (the "NOTE").

                                   RECITALS

      A. The Seller and Purchaser entered into that Agreement of Purchase and Sale dated as of May 6, 1996 (the "ORIGINAL PURCHASE AGREEMENT"), under which Seller issued to Purchaser a 12% Convertible Promissory Note in the original principal amount of $_______ (the "ORIGINAL NOTE").

      B. Seller has received a new financing commitment under which it will issue notes to RIMCO PARTNERS, L.P., RIMCO PARTNERS, L.P. II, RIMCO PARTNERS, L.P. III, and RIMCO PARTNERS, L.P. IV, each a Delaware limited partnership (the "RIMCO FINANCING"). Seller and Purchaser agree that the RIMCO Financing is in the best interest of the Seller and will benefit the Purchaser.

      C. The Seller and Purchaser now desire to facilitate the RIMCO Financing by restructuring the financing arrangement contemplated by the Original Purchase Agreement. Among other things, the Purchaser and Seller will enter into this Agreement and that certain Cancellation of Guaranty, Warrants and Registration Rights Agreement dated the same date as this Agreement.

      D. The Seller desires to issue and sell to the Purchaser, and the Purchaser desires to purchase and accept from the Seller, the Note on the terms and subject to the conditions set forth herein. The Note is issued in replacement of, but not as a novation of, the Original Note.

      E. This Agreement, the Note, and any documents executed in connection therewith are collectively referred to as the "TRANSACTION DOCUMENTS".

      NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants, and the representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Seller agree as follows:

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                                  ARTICLE I

                               Purchase and Sale

      1.1 PURCHASE AND SALE OF THE NOTE. Subject to the terms of this Agreement, the Seller agrees to issue, sell and deliver the Note to the Purchaser at the Closing (as defined herein), and Purchaser agrees to purchase and accept the Note from the Seller at the Closing.

      1.2 CONSIDERATION FOR PURCHASE OF THE NOTE. Subject to the terms of this Agreement, the Purchaser hereby agrees to extend and continue the loan evidenced by the Original Note under the terms of the Note and to deliver to the Seller the Original Note at Closing, with such extension and continuation on the terms of the Note being the consideration for the issuance of the Note (the "CONSIDERATION").

                                  ARTICLE II

                   Representations and Warranties of Seller

      Seller represents and warrants to the Purchaser as follows:

      2.1 ORGANIZATION, STANDING AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Seller is licensed and qualified to do business as a foreign corporation in each jurisdiction in which the character of Seller's properties, owned or leased, or the nature of its activities makes such qualification or license necessary, except where failure to be so licensed and qualified would not have a material adverse effect on Seller's business.

      2.2 AUTHORITY; NO DEFAULTS. Seller has all requisite corporate power and authority to enter into the Transaction Documents and to carry out its obligations thereunder. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Seller. The Transaction Documents have been executed and delivered by Seller and constitute the valid and binding obligation of Seller, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which, with notice or lapse of time or both, would constitute a default) under, any provision of any charter,

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bylaw, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, ordinance or regulation, or any restriction to which any property of Seller is subject or by which Seller is bound, the effect of which would be materially adverse to Seller. Seller is not, nor is it alleged to be, in material violation or default of any applicable law, statute, order, rule or regulation promulgated or judgment entered by any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY"), relating to or affecting the operation, conduct or ownership of the property or business of Seller.

      2.3 APPROVALS. Except for compliance with the provisions of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), the Securities Act of 1933 (the "SECURITIES ACT") and the blue sky laws of various states, there is no legal impediment to the execution and delivery of the Transaction Documents by Seller or to the consummation of the transactions contemplated thereby, and no filing or registration with, or authorization, consent or approval of, a Governmental Entity, shareholders or any other third party is necessary for the consummation by Seller of the transactions contemplated thereby.

      2.4 SEC DOCUMENTS. Seller has provided to the Purchaser a true, complete and correct copy of Seller's annual report on Form 10-KSB for the fiscal year ended December 31, 1995, together with all amendments thereto, and any and all filings with the Securities and Exchange Commission ("SEC") made by Seller (including all requested exhibits to such filings) since the filing of said Form 10-KSB (all such documents that have been filed with the SEC, as amended, are referred to as the "SELLER SEC DOCUMENTS"). As of their respective dates, and except as amended, the Seller SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Seller SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Seller included in the Seller SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of Seller as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

      2.5 LITIGATION. Except as set forth in Seller SEC Documents, as of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the best knowledge of Seller, threatened against or affecting Seller (or any of its respective officers or directors in connection with the business of Seller), nor is there any outstanding judgment, order, writ, injunction or decree against Seller, which judgment would have a material adverse effect on Seller. Seller is not

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subject to any court order, writ, injunction, decree, settlement agreement or judgment that contains or orders any on-going obligations, whether prohibitory or mandatory in nature, the performance of which would have a material adverse effect on Seller.

      2.6 CAPITALIZATION. Seller has authorized capital stock of (a) 50,000,000 shares of Common Stock, par value $.01, of which, as of July 31, 1996, 4,157,073 shares are issued and outstanding, and (b) 10,000,000 shares of preferred stock, par value $.01 per share ("PREFERRED STOCK"), of which, as of March 31, 1996, 23,000 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock were duly and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock have been issued in violation of any preemptive rights of the current or past stockholders of Seller. All of the Common Stock issued on the conversion of the Note will be fully paid, non-assessable and free and clear of any preemptive rights and, subject to compliance with the statutes and regulations referred to in Section 2.3, Encumbrances. As used in this Agreement, the term "ENCUMBRANCE" means and includes (i) any security interest, mortgage, deed of trust, lien, charge, pledge, proxy, adverse claim, equity, power of attorney, or restriction of any kind, including but not limited to, any restriction or servitude on the use, transfer, receipt of income, or other exercise of any attributes of ownership, other than restrictions imposed by the Securities Act or any state blue sky laws, and (ii) any Uniform Commercial Code financing statement or other public filing, notice or record that by its terms purports to evidence or notify interested parties of any of the matters referred to in clause (i) that has not been terminated or released by another proper public filing, notice or record.

      2.7 SUBSIDIARIES. Each subsidiary of Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to own, to lease or to operate its properties and to carry on its business as it is now being conducted and is duly qualified or licensed to do business in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification or license necessary, unless the failure to be so licensed or qualified would not have a material, adverse effect on Seller. All outstanding shares of capital stock of each subsidiary of Seller were duly and validly issued and are fully paid, nonassessable and owned by Seller or a subsidiary of Seller, free and clear of all Encumbrances. There are no options, warrants or other rights, agreements or commitments (including preemptive rights) obligating Seller or any of its subsidiaries to issue, to sell or to transfer any shares of capital stock or other securities of any subsidiary of Seller.

      2.8 LIABILITIES. Seller has no liabilities or obligations, either accrued, absolute, contingent, or otherwise that have a material adverse effect on the value or business of Seller, and Seller has no knowledge of any potential liability that it reasonably believes would likely result in a material adverse effect on the value or business of the Seller, other than those (a) reflected or reserved against in the unaudited consolidated balance sheet of Seller at July 31, 1996, or disclosed in other Seller SEC

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Documents, (b) incurred in the ordinary course of business, (c) incurred in connection with the RIMCO Financing, or (d) that are otherwise known to Purchaser.

      2.9 LICENSES, PERMITS, AUTHORIZATIONS, ETC. Seller holds all approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of any type required to operate its business as presently conducted, except where failure to be so authorized would not have a material adverse effect on Seller's business. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any revocation, cancellation, suspension or modification of any such approval, authorization, consent, license, order, franchise, right, registration or permit.

      2.10 TAXES AND RETURNS. Seller has filed all required tax returns and reports. Seller has paid all taxes, assessments and governmental charges and penalties which it has incurred, except such as are being or may be contested in good faith by appropriate proceedings. Seller is not delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted, or assessed against Seller, and no requests for waivers of the time to assess any such tax are pending. For the purposes of this Agreement, the term "TAX" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

      2.11 INSURANCE. Each policy of property, fire and casualty, commercial liability, product liability, worker's compensation, professional liability and title insurance and other forms of insurance (except group, health and life policies) and each bond issued or posted by any person with respect to any operations or other activities of Seller is, to the knowledge of Seller, the legal, valid and binding obligation of the insurer or bond issuer, enforceable in accordance with its terms, and is in an amount and provides for coverage as is customary in the ordinary business practices of Seller's industry.


                                  ARTICLE III

                  Representations and Warranties of Purchaser

      Purchaser represents and warrants to the Seller as follows:

      3.1 PURCHASER. Purchaser is an individual, over the age of eighteen years, a citizen of the United States of America and a resident of California.


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      3.2 AUTHORITY; NO DEFAULTS. Purchaser has all requisite legal capacity and authority to enter into the Transaction Documents and to carry out its obligations thereunder. The Transaction Documents have been executed and delivered by Purchaser and constitute the valid and binding obligation of Purchaser, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which, with notice or lapse of time or both, would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, ordinance or regulation, or any restriction to which any property of Purchaser is subject or by which Purchaser is bound, the effect of which would be materially adverse to Purchaser. Purchaser is not, nor is it alleged to be, in material violation or default of any applicable law, statute, order, rule or regulation promulgated or judgment entered by any Governmental Entity, relating to or affecting the operation, conduct or ownership of the property or business of Purchaser.

      3.3 APPROVALS. Purchaser is an accredited investor (as defined in Section 2(15) of the Securities Act, and in Rule 215 and Regulation D promulgated thereunder), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Common Stock, and make an informed investment decision. In addition, Purchaser is a director of Seller. There is no legal impediment to the execution and delivery of the Transaction Documents by Purchaser or to the consummation of the transactions contemplated thereby, and no filing or registration with, or authorization, consent or approval of, a Governmental Entity, shareholders or any other third party is necessary for the consummation by Purchaser of the transactions contemplated thereby.

      3.4 NO AWARENESS OF BREACH. As of the date hereof and the Closing Date, Purchaser is not aware of any breach of any representation, warranty, covenant or other agreement by Seller contained in this Agreement or in any other Transaction Document.


                                  ARTICLE IV

                                  The Closing

      4.1 TIME AND PLACE. The closing of the purchase and sale of the Note (the "CLOSING") will take place on September 6, 1996 (the "CLOSING DATE"), at the offices of Seller, unless another place is agreed to by the parties.


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      4.2 CONDITIONS TO THE OBLIGATION OF SELLER. The obligation of Seller to effect the Closing is subject to the consummation of the RIMCO Financing and to Purchaser delivering, or causing to be delivered, to Seller the Original Note at the Closing.

      4.3 CONDITIONS TO THE OBLIGATION OF PURCHASER. The obligation of Purchaser to effect the Closing is subject to the consummation of the RIMCO Financing and to Seller delivering, or causing to be delivered, to Purchaser at the Closing the following documents:

            (a)         the Note; and

            (b) a certificate of an officer of the Seller, in a form acceptable to the Purchaser in its sole discretion, that each of the representations and warranties of Seller in the Transaction Documents are true as of the Closing Date.


                                   ARTICLE V

                              General Provisions

      5.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements contained in this Agreement shall survive the Closing until the earlier of the expiration of the statutory limitation period or such time as the Purchaser is no longer the owner of any of the capital stock of Seller.

      5.2 NOTICES. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered, transmitted by telecopier (with receipt confirmed) or mailed by registered or certified first class mail, postage prepaid, return receipt requested to the parties hereto at the address set forth below (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other person as may be designated by either party hereto in writing.

      (a)   If to Seller:

            Texoil, Inc.
            1600 Smith Street, Suite 4000
            Houston, Texas  77002
            Fax:  (713) 652-9601
            Attn:  President

            with a copy to:


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            Porter & Hedges, L.L.P.
            700 Louisiana Street, 35th Floor
            Houston, Texas 77002-2764
            Fax:  (713) 228-1331
            Attn:  Nick D. Nicholas

      (b)   If to Purchaser:




            Fax:

            with a copy to:

            Pillsbury, Madison & Sutro, L.L.P.
            101 West Broadway, Suite 1800
            San Diego, California 92101-8219
            Fax: (619) 236-1995
            Attn:  David R. Snyder

            Shannon, Martin, Finkelstein & Sayre, P.C.
            1200 Smith Street, Suite 1300
            Houston, Texas   77002
            Fax: (713) 752-0337
            Attn:  Nancy F. Martin

      5.3 MISCELLANEOUS. This Agreement and the other Transaction Documents (i) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person any rights or remedies hereunder, (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas, and (iv) may be executed in two or more counterparts which when read together shall constitute a single agreement.

      5.4 SCHEDULES. All statements contained in any exhibit, schedule, appendix, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement and shall be deemed representations and warranties hereunder. Notwithstanding anything in this Agreement or any Transaction Document to the contrary, Purchaser shall not be entitled to assert, by action or defense, any breach or inaccuracy

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in any representation, warranty, covenant, or agreement by Seller under this
Agreement or any other Transaction Document, if, and to the extent that, Purchaser or any member of Seller's Board of Directors, who is also a purchaser of a note and warrant from Seller, has knowledge of such breach or inaccuracy.

      5.5 PUBLICITY. Seller and Purchaser promptly shall advise and cooperate with the other prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release with respect to this Agreement or the explicit transactions contemplated hereby. Notwithstanding the foregoing, without the prior consent of the Purchaser, neither Seller nor any of its directors, officers, employees or agents shall issue any press release which includes the name of the Purchaser or any of the Purchaser' affiliates.

      5.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (other than by operation of law) without the prior written consent of the other party, which consent may not be unreasonably withheld.




                       [SIGNATURES ON FOLLOWING PAGES.]


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                            SELLER'S SIGNATURE PAGE

      IN WITNESS WHEREOF, Seller has signed this Agreement as of the date first written above.


                                                TEXOIL, INC.,
                              A NEVADA CORPORATION


                                                By:
                                  Ruben Medrano
                                    President


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                          PURCHASER'S SIGNATURE PAGE

      IN WITNESS WHEREOF, Purchaser has signed this Agreement as of the date first written above.





                                                Name:





ATTACHMENTS:

Exhibit A  -  Form of Replacement 12% Convertible Promissory Note


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